Exhibit 99.2

Financial Presentation Fiscal Second Quarter Financial Review & Outlook August 11, 2011 1

Forward-Looking Statements 2 This presentation includes "forward-looking statements" within the meaning of the federal securities laws, commonly identified by such terms as “improve,” “will,” “expects,” “continue” and other terms with similar meaning. These statements include but are not limited to references to the Company’s Project RED initiatives, which include revenue, expense management and capital deployment strategies; anticipated new restaurant openings and performance; the Red Royalty™ loyalty program and other marketing promotions; franchise, pricing and other strategies and our stock repurchase program. Although the Company believes that the assumptions upon which the financial information and forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company's projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission on Forms 10-K, 10-Q and others. These factors include, among others, our ability to effectively implement the Project Red initiatives; our ability to open new restaurants; potential fluctuation in the Company’s operating results due to economic conditions; increases in costs and seasonality and other factors; changes in cost or availability of supplies and labor; changes in availability of capital or credit facility borrowings to us and to our franchisees; possibility of inadequate systems to support our growth; impact of price increases on guest visits and changes in consumer preference; and success of our marketing strategy. All forward-looking statements in this presentation are based on information currently available to the Company, and are expressly qualified by such cautionary statements and by reference to the underlying assumptions. These statements are not guarantees of future performance and therefore undue reliance should not be placed on them. We do not undertake to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Q211 Revenue & Sales Highlights Line Item Q211 Q210 Total Company revenue $215.8 M $201.3 M Restaurant revenue $212.1M $198.0 M Franchise royalties & fees $3.3 M $3.1 M Company comp sales +3.1% Price/mix +4.5% Guest counts -1.4% -1.2% Price/mix -2.1% Guest counts +0.9% GAAP diluted EPS $0.44 $0.28 Company comp AWS $56,299 (303 units) $54,549 (290 units) Company non-comp AWS $74,397 (18 units) $58,449 (19 units) All Company AWS $57,161 $54,786 Company operating weeks 3,818 3,705 Franchise comp sales +2.6% (US) / +3.4% (Can) -2.0% (US) / +0.8% (Can) 3

Q211 Restaurant-Level P&L Line Item % of Rest. Sales Q2 ‘11 % of Rest. Sales Q2 ‘10 Variance Food & Beverage 25.2% 24.6% +60 bps Labor 33.3% 35.1% -180 bps Operating 13.7% 14.6% -90 bps Occupancy 7.0% 7.4% -40 bps RLOP (non GAAP) 20.8% 18.3% +250 bps 4

Q211 P&L Line Item Q211 ($M) Q210 ($M) Variance Depreciation & amortization $12.6 $13.2 -4.2% Selling, general & administrative $24.5 $20.0 22.7% Pre-opening $1.5 $0.4 NM* Net interest expense $1.5 $1.3 17.2% Effective tax rate 8.8% 9.1% -30 bps Net Income $6.9 $4.3 59.1% GAAP diluted EPS $0.44 $0.28 $0.16 Cash flow from ops (YTD through Q2) $54.2 $34.9 55.6% 5 *Percentage change of more than 100% is considered not meaningful.

6 Project RED Revenue growth Expense management Deployment of capital

7 Revenue Growth Red Royalty Taking back the bar Marketing spend, LTOs and Pricing

 8 Expense Management Reduce administrative and restaurant-level expenses Reduce supply chain costs Improve day-to-day efficiency and productivity Improve operating margins by 200 bps. $16M to $18M in annualized savings by YE 2012

 9 Deployment of Capital Continue to drive NRO performance and ROIC Expand development plans, test smaller prototype Overhaul data and technology infrastructure Reignite franchise growth Repurchase shares Grow the brand AND maximize long-term shareholder value

Outlook Guidelines Not providing sales or earnings guidance Encouraged by the traction that we’re achieving on Project RED initiatives Precise timing and impact on results difficult to predict Recommend a conservative approach in forecasting how initiatives will impact our financial performance 10

Outlook - Rules of Thumb On an annualized basis: 1% change in Guest counts assumptions equates to about 25 cents a share 1% change in price is about 43 cents a share 10 basis point change in restaurant margins is about 5 cents per share A change in pretax income or expense of $173,000 is a penny a share 11

Outlook – Financials Pricing increase of 1.5% taken in April Expect price/mix of approximately +4.5% to +5.0% in fiscal Q3 2011 and +3.5% to +4.0% in fiscal Q4 2011 Commodities increase of 5.0 % to 5.5% for full fiscal year 2011 Includes 18% increase in ground beef costs Full fiscal year 2011 labor savings of about 100 to 120 bps vs. fiscal 2010 12

Outlook – Financials Full fiscal year 2011 SG&A expense $100.0M to $101.0M TV advertising $12M-$13M in full FY ‘11 Performance-based bonus accruals Systems and technology investment expense Acceleration in new restaurant development Executive transition costs Interest expense of $1.5M per quarter Effective tax rate for full fiscal year 2011 of approximately 10% 13

Outlook - Financials Full FY ’11 CapEx of $43M-$45M, funded via operating cash flow $23M-$24M for new unit development $12M-$13M million for maintenance capital $8M for data infrastructure New unit development in 2011 Up to 12 Company full-size restaurants – 2 in Q3, 3 in Q4 – plus 1 smaller prototype in Q4 3-4 franchised restaurants New unit development in 2012 12-15 units, full-size and new, smaller prototype 14